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                                                                   EXHIBIT 23.10

                            DEGOLYER AND MACNAUGHTON
                                ON ENERGY SQUARE
                               DALLAS, TEXAS 75206

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the reference to our firm and to our reserves estimates in Amendment No. 1 to the Registration Statement of Middle Bay Oil Company, Inc. (the Company) on Form S-4 (the Registration Statement); provided, however, that in the Registration Statement estimates of reserves, revenue, and discounted present worth set forth in our report mentioned below have been combined with estimates of reserves, revenue, and discounted present worth prepared by other petroleum consultants. We are necessarily unable to verify the accuracy of the reserves, revenue, and present worth values contained in the Registration Statement when our estimates have been combined with those of another firm. Our estimates of the oil, natural gas liquids, and natural gas reserves owned by Middle Bay Oil Company in the Wellman Unit in Terry County, Texas, are contained in our report entitled "Appraisal Report as of December 31, 1997, on an interest in the Wellman Unit owned by Middle Bay Oil Company -- SEC Case."

                           De GOLYER and MacNAUGHTON


                           /s/ DeGolyer and MacNaughton
                           ------------------------------------------


Dallas, Texas
October 13, 1998